Exhibit 99.1
KKR to Acquire Remaining 37% of Global Atlantic for $2.7 Billion in All-Cash Transaction
Closer Coordination and Alignment Expected to Further Accelerate Growth of Both KKR and Global Atlantic
KKR Announces Other Strategic Initiatives to Benefit Shareholders
KKR and Global Atlantic to Host a Conference Call at 10:00 a.m. EST
NEW YORK & BERMUDA, November 29, 2023 — KKR & Co. Inc. (NYSE: KKR) and Global Atlantic Financial Group LLC (“Global Atlantic” or “GA”) today announced a definitive agreement under which KKR will acquire the remaining 37% stake of leading insurance company Global Atlantic, increasing KKR’s ownership to 100%.
Joe Bae and Scott Nuttall, Co-Chief Executive Officers of KKR, stated: “The strategic partnership we envisioned three years ago has exceeded our expectations. It has been transformative for both businesses and a great cultural fit that has enabled us to contribute to Global Atlantic’s continued strong performance and success, while also being a key driver of growth for KKR. We expect the new ownership structure will foster even closer collaboration, allowing us to fully leverage our complementary strengths and grow faster together.”
Since 2021, KKR has served as Global Atlantic’s asset manager, offering access to its global investment and origination capabilities for the benefit of GA’s policyholders.  Global Atlantic’s assets under management have grown significantly, up from $72 billion in 2020 to $158 billion today. As Global Atlantic has grown, it has benefited from the scale of KKR’s asset management businesses in meeting GA’s investment needs while maintaining a focus on risk management and continuing to deliver market-leading returns. The strategic partnership has proven to be both an important source of capital for Global Atlantic and a driver of international growth, with Global Atlantic leveraging KKR’s global reach to establish new business relationships in Hong Kong, Singapore and Japan.
At the same time, Global Atlantic has been a source of financial success for KKR and a key element of KKR’s growing real estate credit and asset-based financing businesses, both of which manage assets that are particularly well suited for insurance company balance sheets.
“We are taking this step because we have demonstrated, over the last three years, that we are stronger together. Being part of KKR has strengthened our position as a leading insurance company and enhanced our ability to deliver compelling solutions for our clients. Moving from a diverse group of shareholders to a single one with KKR clarifies our objectives and allows us to think―and invest―longer term,” said Allan Levine, Chief Executive Officer of Global Atlantic. “Although we hope to unlock further value by taking this step in our capital structure, neither our client-first approach nor our investment and risk management framework will change, and the day-to-day experience of our clients and colleagues will feel very much the same as it does today.”
After closing, Global Atlantic will continue to be led by its management team and operate under the Global Atlantic brand.

Transaction Details
Under the terms of the agreement, KKR will pay Global Atlantic’s minority shareholders an amount in cash equal to 1.0x Global Atlantic’s book value with certain adjustments. The total cash purchase price is currently estimated to be approximately $2.7 billion. Global Atlantic management is expected to exchange a majority of its Global Atlantic equity interests for KKR equity. KKR will fund the transaction from its balance sheet, which had $23 billion of cash and investments as of September 30, 2023.
The transaction, which is expected to close in the first quarter of 2024, is subject to customary closing conditions.
Simpson Thacher & Bartlett LLP and Debevoise & Plimpton LLP acted as legal advisors to KKR and Global Atlantic, respectively. Barclays provided a fairness opinion for Global Atlantic.
Strategic Initiatives
KKR also announced a series of other Strategic Initiatives that are contingent on the closing of the Global Atlantic transaction. These include:
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Creating a new business segment, Strategic Holdings. The new segment will principally be comprised of KKR’s Core Private Equity balance sheet holdings.  Core Private Equity has scaled into a business with $35 billion of assets under management, including $6.5 billion of assets on KKR’s balance sheet. Given the maturation and strong performance of these companies, KKR expects to begin receiving more recurring cash dividends from this segment of the balance sheet.

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Modifying its compensation structure to be more success based. KKR will draw a greater share of compensation from carried interest instead of fee related earnings. The adjustment is expected to result in enhanced shareholder value by delivering more of the firm’s recurring revenues to shareholders.

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Introducing a new reporting framework. KKR will report a new key metric, Total Operating Earnings, which will be comprised of Fee Related Earnings, Strategic Holdings and Insurance Operating Earnings. KKR expects Total Operating Earnings will highlight the growth of its more recurring earnings streams.

KKR expects the Strategic Initiatives, combined with the expanded ownership of Global Atlantic, to be accretive to all of its per share earnings metrics.

Bae and Nuttall added: “We remain focused on performing through cycles for the millions of clients and policyholders counting on us — with a business model that allows us to compound earnings and value for the very long term while retaining our culture. Today’s announcements are in service of that vision — more fully establishing three avenues for long term sustained growth, further increasing our optimism about the path ahead.”

Conference Call Information and Additional Details
KKR is holding a conference call to discuss the Global Atlantic transaction and Strategic Initiatives on November 29 at 10:00 a.m. EST.  Allan Levine, Chief Executive Officer of Global Atlantic, will join the call.  The conference call may be accessed through the Investor Relations section of KKR’s website at ir.kkr.com or by dialing 1-877-407-0312 (U.S.) or 1-201-389-0899 (non-U.S.); a pass code is not required.  Supplemental materials that will be discussed during the call will be available at the same website location.
A replay of the webcast will be available on KKR’s website approximately one hour after completion of the broadcast.
About KKR
KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.
About Global Atlantic
Global Atlantic Financial Group is a leading insurance company meeting the retirement and life insurance needs of individuals and institutions. With a strong financial foundation and risk and investment management expertise, the company delivers tailored solutions to create more secure financial futures. The company’s performance has been driven by its culture and core values focused on integrity, teamwork, and the importance of building long-term client relationships. Global Atlantic is a majority-owned subsidiary of KKR, a leading global investment firm. Through its relationship, the company leverages KKR’s investment capabilities, scale and access to capital markets to enhance the value it offers clients.

Forward-Looking Statements
This press release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the transaction (including the estimated total cash purchase price) to acquire all outstanding shares of Global Atlantic; operation of Global Atlantic following the closing of the transaction; expansion and growth opportunities and other synergies resulting from the transaction; the availability of cash on hand or liquidity from KKR’s investment portfolio to fund the transaction; and expected timing of closing. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, reported earnings, and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the planned transaction with Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic transaction and timing related thereto; availability and cost of financing to fund the transaction; changes in Global Atlantic’s business; any delays or difficulties in receiving regulatory approvals; failure to complete the transaction; distraction of management or other diversion of resources within each company caused by the transaction; retention of key Global Atlantic employees; Global Atlantic’s ability to maintain business relationships following the transaction; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s or Global Atlantic’s business strategies; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s or Global Atlantic’s investments and decreased ability to raise funds; changes in Global Atlantic policyholders’ behavior; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in Global Atlantic’s business; and the degree and nature of KKR’s and Global Atlantic’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility.
Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
Past performance is not indicative or a guarantee of future performance.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction.
Contacts:
Investors:
Craig Larson
1-877-610-4910 (U.S.) / 212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
212-750-8300
media@kkr.com